Exhibit 99.1

HighPeak Energy, Inc. Announces Second Quarter 2025 Financial and Operating Results

Fort Worth, Texas, August 11, 2025 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended June 30, 2025.

Second Quarter 2025 Highlights

●

Sales volumes averaged approximately 48.6 thousand barrels of crude oil equivalent per day (“MBoe/d”), remaining essentially flat from the same period a year ago after dropping down to one drilling rig in May 2025.

●	Net income was $26.2 million, or $0.19 per diluted share and EBITDAX (a non-GAAP financial measure defined and reconciled below) was $156.0 million, or $1.12 per diluted share.

●	Lease operating expenses averaged $6.55 per Boe, excluding workover expenses, representing a 1% decrease compared with the first quarter of 2025.

Recent Events

●	On August 4, 2025, the Company announced material amendments to the Term Loan Credit Agreement (“Term Loan”) and Senior Credit Facility Agreement (“Super Priority RCF”) including:

o	Extended the maturity dates of both agreements to September 2028.

o	Upsized the borrowings under the Term Loan to $1.2 billion, providing additional liquidity to the Company.

o	Amended certain covenants of the Term Loan including deferring mandatory amortization payments of $30 million per quarter until September 30, 2026.

Additional key benefits to the amended and extended Term Loan include:

o	The call protection provision remains unchanged, expiring in September 2025, providing the Company with significant flexibility to pay down the Term Loan at par, in whole or in part, at any time.

o	The floating interest rate structure allows the Company to benefit from anticipated lower interest rates over the remaining term of the Term Loan.

●	On August 11, 2025, the Company’s Board of Directors declared a quarterly dividend of $0.04 per common share outstanding payable in September 2025.

Statement from Jack Hightower, Chairman and CEO:

We are deeply grateful for the unwavering support of our investors, whose confidence in our vision has enabled us to execute the strategic initiative of amending and extending our current Term Loan and RCF. This amendment and extension, coupled with our proactive hedging strategy, positions HighPeak to capitalize on future opportunities while maintaining a strong and adaptable financial foundation.

With consensus projections of lower interest rates over the next few years, our term loan provides the Company with substantial flexibility and optionality going forward rather than issuing a high-yield, fixed-rate public bond. The amendment and extension of the term loan significantly increases our capital structure flexibility, increases liquidity, minimizes refinancing costs and provides the ability to pay down the term loan at par. We have also hedged a significant amount of our production for the next 18 months, thus minimizing HighPeak’s exposure to downside risk if commodity prices decline as we move forward.

Second Quarter 2025 Operational Update

HighPeak’s sales volumes during the second quarter of 2025 averaged 48.6 MBoe/d. Second quarter sales volumes consisted of approximately 70% crude oil and 85% liquids.

The Company averaged one drilling rig and one frac crew during the second quarter, drilled 13 gross (13.0 net) horizontal wells and turned-in-line 14 gross (14.0 net) producing wells and placed 2 gross (2.0 net) salt-water disposal wells in operation. On June 30, 2025, the Company had 20 gross (20.0 net) horizontal wells in various stages of drilling and completion.

HighPeak President, Michael Hollis, commented, “According to plan, our capital expenditures were heavily weighted toward the first part of the year, tapering off during the second quarter. Now with several efficiency-based projects complete and our maintenance drilling program in effect, we will continue to operate with capital discipline to preserve financial flexibility in this dynamic economic environment.”

Second Quarter 2025 Financial Results

HighPeak reported net income of $26.2 million for the second quarter of 2025, or $0.19 per diluted share, and EBITDAX of $156.0 million, or $1.12 per diluted share.

Second quarter average realized prices were $63.74 per Bbl of crude oil, $20.34 per Bbl of NGL and $1.50 per Mcf of natural gas, resulting in an overall realized price of $45.27 per Boe, or 71% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, second quarter average realized prices were $65.27 per Bbl of crude oil, $20.34 per Bbl of NGL and $2.18 per Mcf of natural gas, resulting in an overall realized price of $46.94 per Boe. HighPeak’s cash costs for the second quarter were $11.69 per Boe, including lease operating expenses of $6.55 per Boe, workover expenses of $1.06 per Boe, production and ad valorem taxes of $2.80 per Boe and G&A expenses of $1.28 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $33.58 per Boe, or 74% of the overall realized price per Boe for the quarter.

HighPeak’s total capital expenditures, excluding acquisitions, for the second quarter of 2025 were $125.4 million, a decrease of over 30% compared with the first quarter of 2025.

Hedging

Subsequent to quarter end, the Company entered into additional crude oil derivative contracts covering a significant portion of its forecasted production through March 2027.

Crude oil. Including the derivative instruments entered into to date, HighPeak has the following outstanding crude oil derivative instruments and the weighted average crude oil prices and premiums payable per barrel (“Bbl”):

					Swaps	Collars, Enhanced Collars & Deferred Premium Puts
Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Price per Bbl	Floor or Strike Price per Bbl	Ceiling Price per Bbl	Deferred Premium Payable per Bbl
Crude Oil:
Jul – Sep	2025	Swap	3,000	WTI Cushing	$75.85	$—	$—	$—
Jul – Sep	2025	Collar	7,000	WTI Cushing	$—	$65.00	$90.08	$2.28
Jul – Sep	2025	Put	9,000	WTI Cushing	$—	$65.78	$—	$5.00
Oct – Dec	2025	Swap	1,800	WTI Cushing	$63.77	$—	$—	$—
Oct – Dec	2025	Collar	15,850	WTI Cushing	$—	$60.53	$69.65	$—
Jan – Mar	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Jan – Mar	2026	Collar	14,350	WTI Cushing	$—	$60.58	$69.92	$—
Apr – Jun	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Apr – Jun	2026	Collar	12,350	WTI Cushing	$—	$59.87	$66.82	$—
Jul – Sep	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Jul – Sep	2026	Collar	12,000	WTI Cushing	$—	$59.83	$66.84	$—
Oct – Dec	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Oct – Dec	2026	Collar	9,800	WTI Cushing	$—	$59.80	$65.31	$—
Jan – Mar	2027	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Jan – Mar	2027	Collar	8,900	WTI Cushing	$—	$59.78	$65.24	$—

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing.

Natural gas. The Company has the following outstanding natural gas derivative instruments and the weighted average natural gas prices payable per MMBtu.

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Jul – Sep	2025	Swap	30,000	HH	$4.43
Oct – Dec	2025	Swap	30,000	HH	$4.43
Jan – Mar	2026	Swap	30,000	HH	$4.39
Apr – Jun	2026	Swap	30,000	HH	$4.30
Jul – Sep	2026	Swap	30,000	HH	$4.30
Oct – Dec	2026	Swap	30,000	HH	$4.30
Jan – Mar	2027	Swap	19,667	HH	$4.30

The Company’s natural gas derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing.

Dividends

During the second quarter of 2025, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.0 million in dividends paid to stockholders during the quarter. In addition, in August 2025, the Company’s Board of Directors declared a quarterly dividend of $0.04 per share, or approximately $5.0 million in dividends, to be paid on September 25, 2025, to stockholders of record on September 2, 2025.

Warrants

The Company’s outstanding warrants (NASDAQ: HPKEW) which enable the warrant holders to purchase one share of common stock for $11.50 per share for each warrant are set to expire on August 21, 2025.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, August 12, 2025, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the second quarter of 2025. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2025 guidance, volatility of commodity prices, political instability or armed conflicts in crude or natural gas producing regions such as the ongoing war between Russia and Ukraine or Israel and Hamas, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, OPEC+ policy decisions, potential new trade policies, such as tariffs, could adversely affect the Company’s operations, business and profitability, inflationary pressures on costs of oilfield goods, services and personnel, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2025 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	June 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$21,853	$86,649
Accounts receivable	71,425	85,242
Derivative instruments	17,323	7,582
Inventory	6,823	10,952
Prepaid expenses	4,792	4,587
Total current assets	122,216	195,012
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	4,268,981	3,959,545
Unproved properties	69,908	70,868
Accumulated depletion, depreciation and amortization	(1,395,115)	(1,184,684)
Total crude oil and natural gas properties, net	2,943,774	2,845,729
Other property and equipment, net	3,081	3,201
Derivative instruments	1,813	—
Other noncurrent assets	18,569	19,346
Total assets	$3,089,453	$3,063,288

Current liabilities:
Current portion of long-term debt	$—	$120,000
Accounts payable – trade	64,291	74,011
Revenues and royalties payable	27,499	26,838
Other accrued liabilities	24,176	22,196
Accrued capital expenditures	22,443	35,170
Derivative instruments	1,364	5,380
Operating leases	912	719
Advances from joint interest owners	—	316
Total current liabilities	140,685	284,630
Noncurrent liabilities:
Long-term debt, net	1,027,354	928,384
Deferred income taxes	250,000	232,398
Asset retirement obligations	15,414	14,750
Derivative instruments	1,392	—
Operating leases	522	670

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,166,875	1,166,609
Retained earnings	487,198	435,834
Total stockholders’ equity	1,654,086	1,602,456
Total liabilities and stockholders’ equity	$3,089,453	$3,063,288

HighPeak Energy, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues:
Crude oil sales	$196,723	$274,590	$443,147	$556,959
NGL and natural gas sales	3,677	676	14,701	6,071
Total operating revenues	200,400	275,266	457,848	563,030
Operating costs and expenses:
Crude oil and natural gas production	33,726	32,798	69,288	63,069
Production and ad valorem taxes	12,391	16,596	27,543	30,998
Exploration and abandonments	1,109	167	1,373	665
Depletion, depreciation and amortization	101,226	127,693	210,551	258,543
Accretion of discount	256	242	500	481
General and administrative	5,671	4,735	12,016	9,420
Stock-based compensation	88	3,775	265	7,573
Total operating costs and expenses	154,467	186,006	321,536	370,749
Other expense	2,489	2,000	2,489	2,001
Income from operations	43,444	87,260	133,823	190,280
Interest and other income	361	2,400	1,171	4,792
Interest expense	(36,412)	(42,991)	(73,400)	(86,625)
Gain (loss) on derivative instruments, net	26,446	(2,702)	18,519	(55,745)
Income before income taxes	33,839	43,967	80,113	52,702
Provision for income taxes	7,663	14,250	17,602	16,547
Net income	$26,176	$29,717	$62,511	$36,155
Earnings per share:
Basic net income	$0.19	$0.21	$0.46	$0.26
Diluted net income	$0.19	$0.21	$0.45	$0.25

Weighted average shares outstanding:
Basic	123,930	125,341	123,922	125,341
Diluted	126,095	129,248	126,169	129,265

Dividends declared per share	$0.04	$0.04	$0.08	$0.08

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$62,511	$36,155
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	17,602	15,970
(Gain) loss on derivative instruments	(18,519)	55,745
Cash received (paid) on settlement of derivative instruments	4,341	(10,456)
Amortization of debt issuance costs	4,091	4,119
Amortization of discounts on long-term debt	4,879	4,906
Stock-based compensation expense	265	7,573
Accretion expense	500	481
Depletion, depreciation and amortization	210,551	258,543
Exploration and abandonment expense	859	229
Changes in operating assets and liabilities:
Accounts receivable	13,817	7,038
Prepaid expenses, inventory and other assets	4,977	(2,900)
Accounts payable, accrued liabilities and other current liabilities	(7,609)	(3,633)
Net cash provided by operating activities	298,265	373,770
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(306,157)	(311,897)
Changes in working capital associated with crude oil and natural gas property additions	(12,907)	(5,226)
Acquisitions of crude oil and natural gas properties	(3,584)	(7,415)
Proceeds from sales of properties	570	48
Other property additions	—	(122)
Net cash used in investing activities	(322,078)	(324,612)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Senior Credit Facility Agreement	30,000	—
Repayments under Term Loan Credit Agreement	(60,000)	(60,000)
Dividends paid	(9,922)	(10,086)
Dividend equivalents paid	(1,062)	(1,068)
Proceeds from exercise of warrants	1	1
Repurchased shares under buyback program	—	(14,551)
Debt issuance costs	—	(58)
Net cash used in financing activities	(40,983)	(85,762)
Net decrease in cash and cash equivalents	(64,796)	(36,604)
Cash and cash equivalents, beginning of period	86,649	194,515
Cash and cash equivalents, end of period	$21,853	$157,911

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Average Daily Sales Volumes:
Crude oil (Bbls)	33,913	37,073	36,056	38,516
NGLs (Bbls)	7,462	6,018	7,592	5,583
Natural gas (Mcf)	43,642	32,640	43,371	30,187
Total (Boe)	48,649	48,531	50,876	49,130

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$63.74	$81.39	$67.90	$79.45
NGL per Bbl	$20.34	$20.32	$22.30	$22.45
Natural gas per Mcf	$1.50	$0.13	$1.91	$0.68
Total per Boe	$45.27	$62.33	$49.72	$62.97

Margin Data ($ per Boe):
Average price	$45.27	$62.33	$49.72	$62.97
Lease operating expenses	(6.55)	(6.79)	(6.58)	(6.54)
Expense workovers	(1.06)	(0.63)	(0.94)	(0.51)
Production and ad valorem taxes	(2.80)	(3.76)	(2.99)	(3.47)
	$34.86	$51.15	$39.21	$52.45

HighPeak Energy, Inc.
Unaudited Earnings Per Share Details

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income as reported	$26,176	$29,717	$62,511	$36,155
Participating basic earnings	(2,546)	(2,860)	(6,086)	(3,466)
Basic earnings attributable to common shareholders	23,630	26,857	56,425	32,689
Reallocation of participating earnings	32	36	78	37
Diluted net income attributable to common shareholders	$23,662	$26,893	$56,503	$32,726

Basic weighted average shares outstanding	123,930	125,341	123,922	125,341
Dilutive warrants and unvested stock options	—	1,753	82	1,770
Dilutive unvested restricted stock	2,165	2,154	2,165	2,154
Diluted weighted average shares outstanding	126,095	129,248	126,169	129,265

Net income per share attributable to common shareholders:
Basic	$0.19	$0.21	$0.46	$0.26
Diluted	$0.19	$0.21	$0.45	$0.25

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$26,176	$29,717	$62,511	$36,155
Interest expense	36,412	42,991	73,400	86,625
Interest and other income	(361)	(2,400)	(1,171)	(4,792)
Income tax expense	7,663	14,250	17,602	16,547
Depletion, depreciation and amortization	101,226	127,693	210,551	258,543
Accretion of discount	256	242	500	481
Exploration and abandonment expense	1,109	167	1,373	665
Stock based compensation	88	3,775	265	7,573
Derivative related noncash activity	(19,034)	(2,606)	(14,178)	45,289
Other expense	2,489	2,000	2,489	2,001
EBITDAX	156,024	215,829	353,342	449,087
Cash interest expense	(31,902)	(38,472)	(64,430)	(77,600)
Other (a)	(2,382)	220	(1,832)	1,778
Discretionary cash flow	121,740	177,577	287,080	373,265
Changes in operating assets and liabilities	19,473	24,754	11,185	505
Net cash provided by operating activities	$141,213	$202,331	$298,265	$373,770

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Cash Provided by Operations and Free Cash Flow (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$141,213	$202,331	$298,265	$373,770
Add back net change in operating assets and liabilities	(19,473)	(24,754)	(11,185)	(505)
Operating cash flow before working capital changes	121,740	177,577	287,080	373,265
Additions to crude oil and natural gas properties	(126,338)	(164,199)	(306,157)	(311,897)
Changes in working capital associated with crude oil and natural gas property additions	(38,079)	(6,931)	(12,907)	(5,226)
Free cash flow	$(42,677)	$6,447	$(31,984)	$56,142

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to Adjusted Net Income
(in thousands, except per share data)

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Amounts	Amounts per Diluted Share	Amounts	Amounts per Diluted Share
Net income	$26,176	$0.19	$62,511	$0.45
Noncash derivative gain, net	(19,034)	(0.14)	(14,178)	(0.10)
Other expense	2,489	0.02	2,489	0.02
Abandoned leasehold and plugging and abandonment expenses	856	0.01	860	0.01
Stock-based compensation	88	0.00	265	0.00
Income tax adjustment for above items *	3,276	0.02	2,218	0.01
Adjusted net income	$13,851	$0.10	$54,165	$0.39

* Assuming a 21% tax rate

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.